UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 13, 2009

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 13, 2009, American Tower Corporation (the “Company”) issued a press release announcing that it had priced its institutional private placement of senior unsecured notes due 2015 (the “Notes”). The Notes will have an interest rate of 4.625% per annum and are being issued at a price equal to 99.864% of their face value. The Company’s press release, dated October 13, 2009, is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

On October 14, 2009, the Company issued a press release announcing its call for redemption of the principal amount of its outstanding 7.125% senior notes due 2012 (the “2012 Notes”). In accordance with the redemption provisions of the 2012 Notes and the Indenture dated as of October 5, 2004 between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York), as trustee, the 2012 Notes will be redeemed at a price equal to 101.781% of the principal amount. In addition, the Company will pay accrued and unpaid interest on the 2012 Notes up to, but excluding, the redemption date, which has been set for November 13, 2009. The Company’s press release, dated October 14, 2009, is furnished herewith as Exhibit 99.2, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated October 13, 2009.

99.2	Press release, dated October 14, 2009 (Furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date: October 14, 2009	By:	/S/ EDMUND DISANTO
Edmund DiSanto
Executive Vice President, Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated October 13, 2009.

99.2	Press release, dated October 14, 2009 (Furnished herewith).